                                                                   EXHIBIT 10(a)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAS BEEN ISSUED UNDER AN EXEMPTION PURSUANT TO REGULATION S UNDER THE ACT. UNTIL ONE YEAR AFTER THE DATE OF THIS NOTE, NO AMOUNT OF THE NOTE MAY BE OFFERED, SOLD, OR TRANSFERRED TO ANY U.S. PERSON. OFFERS, SALES OR TRANSFERS IN THE U.S. OR TO A U.S. PERSON (AS DEFINED IN REGULATION S PROMULGATED UNDER THE
ACT) OR FOR THE ACCOUNT AND BENEFIT OF A U.S. PERSON ARE NOT PERMITTED, EXCEPT AS PROVIDED IN SAID REGULATION S, UNLESS THE SHARES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT IS APPLICABLE.

                                                        PRINCIPAL AMOUNT
                                                   ============================
                                                           $75,000  (U.S.)
                                                   ============================

                             POWER TECHNOLOGY, INC.

                            SERIES A CONVERTIBLE NOTE

                         MATURITY DATE: JANUARY 28, 2001


          1. PAYMENT OF PRINCIPAL. Power Technology, Inc., a corporation organized and registered under the laws of the State of Nevada (the "Company"), for value received, hereby promises to pay to the order of Dorotea Kleva, or the registered holder of this Note, if different, the Principal Amount hereof on the Maturity Date of January 28, 2001, as provided herein. This Note bears interest at ten percent (10%) per annum, payable in the Common Stock of the Company at the rate of $.50 per share.

          2. PRE-PAYMENT RIGHTS; POSSIBLE REPURCHASE. The Company has no right to pre-pay this Note prior to January 28, 2001. The registered holder hereof may present this Note to the Company for repurchase upon written request at a price and at terms to be negotiated at the time of the request. However, the Company has no obligation to repurchase this Note. The decision to repurchase this Note shall be within the sole discretion and business judgment of the Company.

          3. CONVERSION. The principal amount of this Note may be converted into the Common Stock of the Company at the option of the holder of this Note, upon written notice to the Company, at $0.50 (U.S.) per share, subject to adjustment in the event of stock-splits, stock dividends, reorganizations, or other similar events to prevent dilution. Upon conversion, any fractional shares otherwise issuable upon conversion shall be paid in cash by the Company.

          4. TRANSFER. This Note will be transferable only upon the surrender of this Note for registration of transfer, the delivery of such other documents and information as the Company may reasonably require from the transferor and/or transferee, and compliance with applicable federal and state securities laws.

          5. GOVERNING LAW. This Note will be governed by, and construed in accordance with, the laws of the State of Nevada, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required.

          6. REPORTS TO NOTE HOLDERS. The Company will regularly mail to the registered holder of this Note copies of its annual report to shareholders containing its certified financial statements, and other financial reports that the Company provides to its shareholders.

          7. NOTICES. All notices, demands or other writings in this Note provided to be given or made or sent shall be deemed to have been fully given or made or sent when made in writing and deposited in the United States mail, registered and postage prepaid, and addressed to the Company at 1000 W. Bonanza Road, Las Vegas, Nevada 89102, and to the registered holder of this Note at its registered address.

          8. TIME OF THE ESSENCE. Time is of the essence of each part of this Note.

          9. VALIDITY. Should any portion of this Note be declared invalid and unenforceable by a duly authorized entity, then such portion shall be severable from this Note and shall not affect the remainder thereof.

          10. SURVIVAL OF RIGHTS. This Note shall be binding upon and shall inure to the benefit of the Company, the registered holder hereof and their respective heirs, legatees, legal representatives, successors and assigns.

          11. ENTIRE AGREEMENT. There are no verbal understandings between the Company and the registered holder of this Note. This Note shall not be changed, modified or altered unless the changes, modifications or alterations are in writing and executed and agreed to by the Company and the registered holder of this Note.

          12. WAIVER. No waiver by the registered holder hereof of any payment or other right under this Note or any related agreement or documentation shall operate as a waiver of any other payment or right.

          13. CAPTIONS. The captions appearing in this Note are for convenience only, and are not a part of this Note and do not, in any way, limit or amplify the terms and provisions of this Agreement.

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

                                                   POWER TECHNOLOGY, INC.
ATTEST:                             (SEAL)


By:                                                By: /s/ Lee A. Balak
   ----------------------------------                 ------------------------
               Secretary                               Lee A. Balak, President

                                   ASSIGNMENT



               FOR VALUE RECEIVED, ________________________________ (SSN or
FEIN: __________________) hereby sell, assign and transfer unto ________________
__________________________ whose address is ____________________________________
______________________________ and whose SSN or FEIN is ___________________ this
Note and do hereby irrevocably constitute and appoint Power Technology, Inc. to transfer said Note on the books of the Company, with full power of substitution in the premises.

               DATED ______________________, 200___.


                                           -------------------------------------


                                           -------------------------------------


SIGNATURE GUARANTEE:


-----------------------------------



-----------------------------------





NOTICE: Signature guarantee must be made by a national bank, registered broker-dealer, Stamp or other approved signature guarantee program acceptable to the Securities and Exchange Commission, the Securities Transfer Association and the transfer agent of the Company.

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAS BEEN ISSUED UNDER AN EXEMPTION PURSUANT TO REGULATION S UNDER THE ACT. UNTIL ONE YEAR AFTER THE DATE OF THIS WARRANT, NO PART OF THIS WARRANT MAY BE OFFERED, SOLD, OR TRANSFERRED TO ANY U.S. PERSON. OFFERS, SALES OR TRANSFERS IN THE U.S. OR TO A U.S. PERSON (AS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) OR FOR THE ACCOUNT AND BENEFIT OF A U.S. PERSON ARE NOT PERMITTED, EXCEPT AS PROVIDED IN SAID REGULATION S, UNLESS THE WARRANT IS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT IS APPLICABLE.

                          COMMON STOCK PURCHASE WARRANT

                             Dated January 28, 2000
                      ------------------------------------


                           Void After January 28, 2001

                  Power Technology, Inc. (the "Company"), a Nevada corporation, hereby certifies that, for value received, Dorotea Kleva, or registered assigns (hereinafter referred to as the "Warrantholders"), is entitled, subject to the terms and conditions set forth in this Warrant (said Warrant and any warrants issued in exchange or transfer or replacements hereof being hereinafter collectively referred to as the "Warrants"), to purchase from the Company, for cash, One Hundred Fifty Thousand (150,000) fully paid and nonassessable shares of Common Stock of the Company, $.001 par value (the "Common Stock," which term is further defined in Paragraph IV C. hereof), at any time or from time to time until 5 p.m. Nevada local time on January 28, 2001, at an exercise price of Sixty Cents ($.60 U.S.) per share (the "Exercise Price"), the number of such shares of Common Stock and the Exercise Price being subject to adjustment as provided herein.

         I. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised by the Warrantholders, in whole or in part (but not as to a fractional share of Common Stock), by the presentation and surrender of this Warrant with written notice of Warrantholders' election to purchase, at the principal executive office of the Company, or at such other address as the Company may designate by notice in writing to the Warrantholders at the address of such Warrantholders appearing on the books of the Company, and upon payment to the Company of the Exercise Price for such shares of Common Stock. Such payment shall be made by certified or cashier's check payable to the order of the Company. The Company agrees that the shares so purchased (the "Warrant Shares") shall be deemed to have been issued to the Warrantholders as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered together with the aforementioned written notice of election to purchase, and payment for such Warrant Shares shall have been made as aforesaid. Certificates for the Warrant Shares so purchased shall be delivered to the Warrantholders within a reasonable time, not exceeding five (5) days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Warrantholders within such time.

         II. EXERCISE PRICE. Warrant Shares shall be purchased at the Exercise Price set forth above, subject to adjustment as provided herein.

         III. WARRANTHOLDERS NOT DEEMED STOCKHOLDERS. Subject to the provisions of the Company's Restated Articles of Incorporation and By-Laws, copies of which will be delivered to the Warrantholders upon request, the Warrantholders shall not be entitled to vote or receive dividends or be deemed the holders of Common Stock, nor shall anything contained herein be construed to confer upon the Warrantholders, as holders of Warrants, any of the rights of a stockholder of the Company or any right to vote upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends, except as otherwise provided herein, until this Warrant shall have been duly exercised and the Warrant Shares receivable upon the exercise hereof shall have become deliverable as provided in Paragraph I above.

         IV. ADJUSTMENT OF NUMBER OF SHARES, EXERCISE PRICE AND NATURE OF SECURITIES ISSUABLE UPON EXERCISE OF WARRANTS.

                  A. STOCK DIVIDEND, RECAPITALIZATION, MERGER, ETC. If and whenever after the date hereof (i) any change occurs in the outstanding shares of any class or series of Common Stock by reason of any stock dividend, stock split, recapitalization, consolidation or merger; or (ii) the Company pays any distribution or dividend in cash or property of the Company, the holder of this Warrant shall thereafter, upon exercise of this Warrant, be entitled to receive the number of shares of stock or other securities or the cash or property of the Company (or of the successor corporation resulting from any consolidation or merger) to which the shares of Common Stock (and any other securities) deliverable upon the exercise of this Warrant would have been entitled if this Warrant had been exercised immediately prior to the earlier of (i) such event, and (ii) the record date, if any, set for determining the holders entitled to participate in such event and the Exercise Price shall be adjusted appropriately so that the aggregate amount payable by the holder hereof upon the full exercise of this Warrant remains the same. The Company shall not effect any recapitalization, consolidation or merger unless, upon the consummation thereof, the successor corporation shall assume by written instrument the obligation to deliver to the holder hereof such shares of stock, securities, cash or property as such holder shall be entitled to purchase in accordance with the foregoing provisions.

                     If pursuant to the provisions of this Paragraph IV A. the holder of this Warrant would be entitled to receive shares of stock or other securities upon the exercise of this Warrant in addition to the shares of Common Stock issuable upon exercise of this Warrant, the Company shall at all times reserve and keep available sufficient shares or other securities to permit the Company to issue such additional shares or other securities upon the exercise of this Warrant. If pursuant to the provisions of this Paragraph I A. the holder of this Warrant would be entitled to receive cash or property upon the exercise of this Warrant, the Company shall set aside and hold in trust as the property of the holder of this Warrant a sufficient amount of such cash or property to permit payment in full of all such cash or property that would be payable upon the exercise of this Warrant.

                  B. ACCOUNTANTS' CERTIFICATE. In each case of an adjustment in the number of shares of Common Stock or other stock, securities or property receivable on the exercise of the Warrants, the Company at its expense shall cause independent public accountants of recognized standing selected by the Company and acceptable to the Warrantholders to compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of (a) the consideration received or to be received by the Company for any additional shares of Common Stock, rights, options or convertible securities issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock of each class and/or series outstanding or deemed to be outstanding, (c) the adjusted Exercise Price and (d) the number of shares issuable upon exercise of this Warrant. The Company will forthwith mail a copy of each such certificate to each Warrantholder.

                  C. DEFINITION OF COMMON STOCK. As used herein, the term "Common Stock" shall mean and include the Company's authorized common stock of any class, classes or series, and shall also include any capital stock of any class or series of the Company hereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, and shall include any common stock of any class, classes or series resulting from any reclassification or reclassifications thereof.

         V.       Special Agreements of the Company.

                  A. RESERVATION OF SHARES. The Company covenants and agrees that all Warrant Shares will, upon issuance, be validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder, and from all taxes, liens and charges with respect to the issue thereof (other than taxes in respect to any transfer occurring contemporaneously with such issue). The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

                  B. AVOIDANCE OF CERTAIN ACTIONS. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking all of such action as may be necessary or appropriate in order to protect the rights of the Warrantholders against dilution as provided herein or other impairment of their rights hereunder.

                  C. COMMUNICATION TO SHAREHOLDERS. Any notice, document or other communication given or made by the Company to holders of Common Stock as such shall at the same time be provided to the Warrantholders.

                  D. COMPLIANCE WITH LAW. The Company shall comply with all applicable laws, rules and regulations of the United States and of all states, municipalities and agencies and of any other jurisdiction applicable to the Company and shall do all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and authority necessary to continue its business.

         IV. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon exercise hereof, the Company shall pay to the Warrantholder an amount in cash equal to such fraction multiplied by the current fair value of one share of Common Stock.

         VII. NOTICES OF STOCK DIVIDENDS, SUBSCRIPTIONS, RECLASSIFICATIONS, CONSOLIDATIONS, MERGERS, ETC. If at any time: (i) the Company shall declare a cash dividend (or an increase in the then existing dividend rate), or declare a dividend on Common Stock payable otherwise than in cash out of its net earnings after taxes for the prior fiscal year; or (ii) the Company shall authorize the granting to the holders of Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or (iii) there shall be any capital reorganization, or reclassification, or redemption of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or firm; or (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall give to the Warrantholders at the addresses of such Warrantholders as shown on the books of the Company, at least twenty (20) days prior to the applicable record date hereinafter specified, a written notice summarizing such action or event and stating the record date for any such dividend or rights (or, if a record date is not to be selected, the date as of which the holders of Common Stock of record entitled to such dividend or rights are to be determined), the date on which any such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected the holders of Common Stock of record shall be entitled to effect any exchange of their shares of Common Stock for cash (or cash equivalent) securities or other property deliverable upon any such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up.

         VIII.    REGISTERED HOLDER; TRANSFER OF WARRANTS OR WARRANT SHARES.

                  A. MAINTENANCE OF REGISTRATION BOOKS; OWNERSHIP OF THIS WARRANT. The Company shall keep at its principal office a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration, transfer and exchange of this Warrant. The Company shall not at any time, except upon the dissolution, liquidation or winding-up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of this Warrant.

                        The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration or transfer as provided in this Paragraph VIII.

                  B. EXCHANGE AND REPLACEMENT. This Warrant is exchangeable upon surrender hereof by the registered holder to the Company at its principal office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by said registered holder at the time of surrender. Subject to compliance with the provisions of Paragraphs VIII and IX, this Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new Warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of the transferee, upon surrender of this Warrant, duly endorsed, to said office of the Company. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant, upon the delivery of an appropriate bond if required by the Company. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Paragraph VIII.

                  C. WARRANTS AND WARRANT SHARES NOT REGISTERED. The holder of this Warrant, by accepting this Warrant, represents and acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act on the grounds that the issuance of this Warrant and the offering and sale of such Warrant Shares were exempt from registration under Regulation S of the Securities Act.

         IX.      MISCELLANEOUS PROVISIONS.

                  (a) GOVERNING LAW AND VENUE. This Warrant shall be deemed to have been made in the State of Nevada and the validity of this Warrant, the construction, interpretation, and enforcement thereof, and the rights of the parties thereto shall be determined under, governed by, and construed in accordance with the internal laws of the State of Nevada, without regard to principles of conflicts of law. The parties agree that all actions or proceedings arising in connection with this Warrant shall be tried and litigated only in the state or federal courts located in the State of Nevada or, at the sole option of a Warrantholder, in any other court in which a Warrantholder shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy. The Warrantholders and the Company each waive the right to a trial by jury and any right each may have to assert the doctrine of FORUM NON CONVENIENS or to object to venue to the extent any proceeding is brought in accordance with this Paragraph IX(a). Service of process, sufficient for personal jurisdiction in any action against the Company, may be made by registered or certified mail, return receipt requested, to its address indicated in Paragraph IX A.

                  A. NOTICES. All notices hereunder shall be in writing and shall be deemed to have been given one (1) business day after being sent by facsimile or five (5) days after being mailed by certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

         To the Company:                  Power Technology, Inc.
                                          1000 W. Bonanza Road
                                          Las Vegas, Nevada 99105

         To the Warrantholders            At the addresses of such holders as
         or holder of                     they appear on the records of the
         Warrant Shares                   Company

provided, however, that any notice of change of address shall be effective only upon receipt.

                  B. ASSIGNMENT. This Warrant shall be binding upon and inure to the benefit of the Company, the Warrantholders and the holders of Warrant Shares and the successors, assigns and transferees of the Company, the Warrantholders and the holders of Warrant Shares.

                  C. ATTORNEYS' FEES. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover such reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled, as may be ordered in connection with such proceeding.

                  D. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Warrant sets forth the entire understanding of the parties with respect to the transactions contemplated hereby. The failure of any party to seek redress for the violation or to insist upon the strict performance of any term of this Warrant shall not constitute a waiver of such term and such party shall be entitled to enforce such term without regard to such forbearance. This Warrant may be amended, the Company may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or written waiver of the majority in interest of the Warrantholders, and then such consent or waiver shall be effective only in the specific instance and for the specific purpose for which given.

                  E. SEVERABILITY. If any term of this Warrant as applied to any person or to any circumstance is prohibited, void, invalid or unenforceable in any jurisdiction, such term shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without in any way affecting any other term of this Warrant or affecting the validity or enforceability of this Warrant or of such provision in any other jurisdiction.

                  F. HEADINGS. The headings in this Warrant are inserted only for convenience of reference and shall not be used in the construction of any of its terms.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers on the date first written above.

                                               POWER TECHNOLOGY, INC.
                                               a Nevada corporation


                                               By:   /s/ Lee A. Balak
                                                   --------------------
                                                       Lee A. Balak, President

Attest:    [SEAL]

---------------------------
                Secretary